SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): July 21, 1998
                                 (July 21, 1998)

                              TrustCo Bank Corp NY

             (Exact name of registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)


                               0-10592 14-1630287
           (Commission File Number) (IRS Employer Identification No.)


                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 377-3311

TrustCo Bank Corp NY


Item 5.           Other Events

      On July 21, 1998, TrustCo Bank Corp NY ("TrustCo") issued two press releases with year to date and second quarter results for the period ending June 30, 1998. Attached is a copy of each press release labeled as Exhibits 99(a) and 99(b).


Item 7.           Exhibits


        Reg S-K Exhibit No.                Description





        99(a) Highlights Press Release of July 21, 1998, for the period ending June 30, 1998, regarding year to date and second quarter results.

        99(b) Press Release of July 21, 1998, for the period ending June 30, 1998, regarding year to date and second quarter results.

SIGNATURES






         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







Dated:  July 21, 1998
                                      TrustCo Bank Corp NY
                                      (Registrant)


                                      By:/s/Robert T. Cushing
                                         --------------------
                                          Robert T. Cushing
                                          Vice President and
                                          Chief Financial Officer

                                Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.             Description                         Page
------------------              ----------------------------       ------





         99(a)         Highlights Press Release of July 21, 1998,      5
                       for the period ending June 30, 1998,
                       regarding year to date and second
                       quarter results.

         99(b)         Press Release of July 21, 1998, for             6
                       the period ending June 30, 1998,
                       regarding year to date and second
                       quarter results.

                                                     Exhibit 99(a)
TRUSTCO
Bank Corp NY                                         News Release
-----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank                           NASDAQ -- TRST

Contact:          William F. Terry
                           Senior Vice President and Secretary
                           (518) 381-3611

Schenectady, New York -- July 21, 1998

FOR IMMEDIATE RELEASE:
TrustCo Bank Corp NY
(dollars in thousands, except per share data)

                                                  6/98           6/97
         June 30:
         Net Income                 $            8,666          7,853

Average Equivalent Shares Outstanding:
         Basic                              23,308,000     23,473,000
         Diluted                            24,278,000     24,081,000

         Net Income per Share:
         Basic                      $             0.37           0.33
         Diluted                                  0.36           0.33

Six Months Ended
         June 30:
         Net Income                 $           17,044         15,446

Average Equivalent Shares Outstanding:
         Basic                              23,341,000     23,459,000
         Diluted                            24,299,000     24,108,000

         Net Income per Share:
         Basic                      $             0.73            0.66
         Diluted                                  0.70            0.64

Period End:
Total Assets                                 2,434,195       2,301,897
Total Nonperforming Loans                       10,986          12,247
Total Nonperforming Assets                      18,476          21,053
Allowance for Loan Losses                       54,667          52,286
Allowance as a Percentage
  of Total Loans                                  4.17%           4.16%






    Per share data has been  adjusted for the 15% stock split  effective  August
1997.
            # # #

                                                             Exhibit 99(b)

TRUSTCO
Bank Corp NY                                                  News Release
---------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank                                    NASDAQ -- TRST

Contact:   William F. Terry
                    Senior Vice President and Secretary
                    (518) 381-3611

For Immediate Release:

Schenectady, New York -- July 21, 1998


         TRUSTCO ANNOUNCES
               RECORD SECOND QUARTER AND YEAR-TO-DATE 1998 RESULTS

Schenectady, New York -- July 21, 1998

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) announced record second quarter and year to date 1998 results. The 1998 results reflect continued strong performance with respect to taxable equivalent net interest income, operating efficiencies, net income, and overall loan quality. The performance for the first half of 1998 resulted in TrustCo attaining a return on equity of 21.4% in 1998. "The performance for the first half of this year met our expectations, and sets the stage for TrustCo to have a record year for 1998" stated Robert A. McCormick, President and Chief Executive Officer, " I am especially pleased with attaining our goal of a 21% return on equity for the first half of 1998."

Net income for the three months ended June 30, 1998 , was $8.7 million, or $0.36 diluted earnings per share, compared to $7.9 million, or $0.33 diluted earnings per share, for the second quarter of 1997. The second quarter 1998 results reflect an increase in net income of 10% and an increase of 9% in the diluted earnings per share compared to the comparable period in 1997.

Year to date results also reflect significant increases in both net income and diluted earnings per share between 1997 and 1998. For the six months ended June 30, 1998, net income reached $17.0 million and diluted earnings per share were $0.70, compared to net income of $15.4 million and diluted earnings per share of $0.64 for the comparable 1997 six month period. The 1998 results reflect an increase of 10% and 9% in net income and diluted earnings per share, respectively, over 1997.

Several core areas contributed significantly to the continued improvements noted in the second quarter and first half of 1998. Among them are the following:

         An increase in the taxable equivalent net interest income to $44.7 million in 1998, which is principally the result of the $138 million increase in the average balance of earning assets between the first half of 1997 and 1998,

         An increase in fee revenues from the Trust Department and the overall growth in non interest income,

         Continued strong expense controls as evidenced by the efficiency ratio reaching 39.1% for the first half of 1998, compared to 40.5% for 1997, and

         Strong credit quality as reflected by the decrease in nonperforming loans to 0.84% of loans outstanding as of June 30, 1998 compared to 0.98% at June 30, 1997.

Mr. McCormick noted, "The consistently strong financial performance that TrustCo has posted over the last 15 years is the result of a focus on the fundamentals. We keep a strong eye on expenses, while at the same time we look to take advantage of market opportunities for strategic growth in our balance sheet. 1998's performance is a good example of the success of TrustCo's formula. We achieved an efficiency ratio that places us among the top handful of banks in the country for well run financial organizations. Our 1998 return on equity of 21% is a tremendous result, and reflects our primary focus on shareholders."

Average total assets increased by 7% between the second quarter of 1997 and the second quarter of 1998. The increase in assets was primarily concentrated in the loan portfolio and in the short term overnight investments. The growth in the assets is matched by a $133 million growth in deposits and short term borrowings. Commenting on this growth, Mr. McCormick noted, "The upstate New York region is experiencing continued consolidation of the banking industry with more and more of the community based banks being acquired by out of state enterprises. TrustCo is well positioned to take advantage of the inevitable disruption to customers that occurs during these periods of consolidation. We continue to actively seek customers that are interested in a locally based bank, where decisions are made in the customers' community, not in some corporate headquarters thousands of miles away. In addition, our branch expansion program continues to introduce the TrustCo product line to new communities in our region. Later this year we will be opening new branches on Ushers Road, Clifton Park, near Exit 10 of the Northway, in Cobleskill at the Wal-Mart plaza, and in Duanesburg. We are excited at the opportunities available to expand, and we are delighted by the reception we have received in all the new communities that we are serving."

At June 30, 1998, total nonperforming loans were $11.0 million, down $1.3 million from June 30, 1997. The allowance for loan losses increased during the year to $54.7 million and as a percentage of total loans, stood at 4.17% at June 30, 1998.

Also during the quarter, TrustCo paid common stock cash dividends of $0.275 per share in 1998, compared to $0.239 per share in 1997. As a percentage of net income earned during the quarter, these quarterly dividends represent a 74% dividend payout ratio for 1998 and 71% for 1997. Mr. McCormick stated, "We retain within TrustCo sufficient capital to meet our needs for growth and regulatory purposes. It has been our practice to return to our owners any capital that we cannot effectively utilize."

On July 9th, Standard and Poor's Financial Information Services named TrustCo to the S&P SmallCap 600 Index. Since the selection is recognition for TrustCo's excellent performance over many years as well as its leadership within its market segment, this action provides increased nationwide visibility for TrustCo. As index funds add TrustCo to portfolios, the increased demand for TrustCo shares should benefit our owners.

TrustCo Bank Corp NY is a $2.4 billion bank holding company which serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 51 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington
Counties. In addition, Trustco Bank operates a full service Trust Department with $1.17 billion of assets under management.


TRUSTCO BANK CORP NY                                                                                                       Page 1
SCHENECTADY, NY


(dollars in thousands, except per share data)
                                                                                        Three Months Ended
                                                                      06/30/98                03/31/98                 06/30/97
Summary of operations
   Net interest income (TE)                                            $22,198                  22,520                   22,246
   Provision for loan losses                                             1,558                   1,372                    1,185
   Net gain/(loss) from securities transactions                            104                      32                     (295)
   Noninterest income                                                    5,243                   4,522                    4,104
   Noninterest expense                                                  11,299                  11,529                   11,587
   Net income                                                            8,666                   8,378                    7,853

Per common share (1)
   Net income per share:
          - Basic                                                         0.37                    0.36                     0.33
          - Diluted                                                       0.36                    0.34                     0.33
   Cash dividends                                                         0.275                   0.275                    0.239
   Book value at period end                                               7.89                    7.59                     7.20
   Market price at period end                                            26.25                   28.38                    18.59

At period end
   Full time equivalent employees                                          468                     467                      452
   Full service banking offices                                             51                      51                       50

Performance ratios
   Return on average assets                                               1.43%                   1.43                     1.38
   Return on average equity (2)                                          21.61                   21.12                    19.92
   Efficiency (3)                                                        39.03                   39.11                    40.79
   Net interest spread (TE)                                               3.30                    3.45                     3.63
   Net interest margin (TE)                                               3.79                    3.92                     4.07
   Dividend payout ratio                                                 73.87                   76.62                    71.48

Capital ratios at period end (4)
   Total equity to assets                                                 6.77                    6.83                     7.01
   Tier 1 risk adjusted capital                                          12.77                   13.01                    13.37
   Total risk adjusted capital                                           14.06                   14.30                    14.66

Asset quality analysis at period end
   Nonperforming loans to total loans                                     0.84                    0.90                     0.98
   Nonperforming assets to total assets                                   0.76                    0.79                     0.91
   Allowance for loan losses to total loans                               4.17                    4.14                     4.16
   Coverage ratio (5)                                                     5.0X                    4.6X                     4.3X

(1)  All share and per share information is adjusted for the 15% stock split declared August, 1997.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.




FINANCIAL HIGHLIGHTS, Continued                                                                                           Page 2


                                                                                            Six Months Ended
                                                                                  06/30/98                    06/30/97
Summary of operations
   Net interest income (TE)                                                        $44,718                      44,018
   Provision for loan losses                                                         2,930                       2,395
   Net gain/(loss) from securities transactions                                        136                        (790)
   Noninterest income                                                                9,765                       8,135
   Noninterest expense                                                              22,828                      22,791
   Net income                                                                       17,044                      15,446

Per common share (1)
   Net income per share:
          - Basic                                                                        0.73                        0.66
          - Diluted                                                                      0.70                        0.64
   Cash dividends                                                                        0.550                       0.478
   Book value at period end                                                              7.89                        7.20
   Market price at period end                                                           26.25                       18.59

Performance ratios
   Return on average assets                                                              1.%3                        1.37
   Return on average equity (2)                                                         21.37                       19.75
   Efficiency (3)                                                                       39.07                       40.48
   Net interest spread (TE)                                                              3.37                        3.61
   Net interest margin (TE)                                                              3.85                        4.04
   Dividend payout ratio                                                                75.22                       72.65




CONSOLIDATED BALANCE SHEETS                                                                                             Page 3
(dollars in thousands)

                                                          06/30/98                    12/31/97                    06/30/97


ASSETS

  Loans, net                                              $1,257,767                   1,244,821                   1,203,658
  Securities available for sale                              605,415                     601,899                     670,809
  Federal funds sold                                         445,000                     395,000                     290,000
                                            ---------------------------------------------------------------------------------

     Total earning assets                                  2,308,182                   2,241,720                   2,164,467

  Cash and due from banks                                     35,185                      42,740                      41,329
  Bank premises and equipment                                 17,547                      18,609                      22,712
  Other assets                                                73,281                      69,196                      73,389
                                            ---------------------------------------------------------------------------------

     Total assets                                         $2,434,195                   2,372,265                   2,301,897
                                            =================================================================================

LIABILITIES
  Deposits:
     Demand                                                 $140,672                     130,345                     125,206
     Interest-bearing checking                               238,403                     240,699                     230,228
     Savings                                                 663,962                     650,601                     662,342
     Money Market                                             57,356                      57,021                      59,337
     Certificates of deposit > $100 thou                     128,481                     112,599                      98,159
     Other time deposits                                     843,160                     830,598                     804,586
                                            ---------------------------------------------------------------------------------

       Total deposits                                      2,072,034                   2,021,863                   1,979,858

  Short-term borrowings                                      129,478                     127,850                     115,245
  Other liabilities                                           49,054                      43,727                      37,901
                                            ---------------------------------------------------------------------------------

     Total liabilities                                     2,250,566                   2,193,440                   2,133,004

SHAREHOLDERS' EQUITY                                         183,629                     178,825                     168,893
                                            ---------------------------------------------------------------------------------

     Total liabilities and
       shareholders' equity                               $2,434,195                   2,372,265                   2,301,897
                                            =================================================================================

Number of common shares
  outstanding, in thousands                                   23,272                      23,402                      23,449


CONSOLIDATED STATEMENTS OF INCOME                                                                                     Page 4
(dollars in thousands, except per share data)

                                                                                              Three Months Ended
                                                        06/30/98                    03/31/98                    06/30/97

Interest income
     Loans                                               $27,805                      27,882                      27,088
     Investments                                           9,713                      10,399                      11,520
     Federal funds sold                                    6,296                       5,122                       4,255
                                                -------------------------------------------------------------------------

          Total interest income                           43,814                      43,403                      42,863

Interest expense
     Deposits                                             20,554                      20,188                      20,004
     Borrowings                                            1,904                       1,567                       1,373
                                                -------------------------------------------------------------------------

          Total interest expense                          22,458                      21,755                      21,377
                                                -------------------------------------------------------------------------

          Net interest income                             21,356                      21,648                      21,486

Provision for loan losses                                  1,558                       1,372                       1,185
                                                -------------------------------------------------------------------------

          Net interest income after
            provision for loan losses                     19,798                      20,276                      20,301

Net gain/(loss) from securities transactions                 104                          32                        (295)
Noninterest income                                         5,243                       4,522                       4,104
Noninterest expense                                       11,299                      11,529                      11,587
                                                -------------------------------------------------------------------------

Income before income taxes                                13,846                      13,301                      12,523
Income tax expense                                         5,180                       4,923                       4,670
                                                -------------------------------------------------------------------------

Net income                                                $8,666                       8,378                       7,853
                                                =========================================================================


Net income per share:
          - Basic                                          $0.37                        0.36                        0.33
          - Diluted                                         0.36                        0.34                        0.33

Avg equivalent shares outstanding, in thousands:
          - Basic                                         23,308                      23,381                      23,473
          - Diluted                                       24,278                      24,326                      24,081
                                                ========================================================================




CONSOLIDATED STATEMENTS OF INCOME                                                                                     Page 5
(dollars in thousands, except per share data)

                                                                                            Six Months Ended
                                                                                  06/30/98                    06/30/97

Interest income
     Loans                                                                         $55,687                      53,900
     Investments                                                                    20,112                      22,281
     Federal funds sold                                                             11,418                       8,577
                                                                  -----------------------------------------------------

          Total interest income                                                     87,217                      84,758

Interest expense
     Deposits                                                                       40,742                      39,575
     Borrowings                                                                      3,471                       2,690
                                                                  -----------------------------------------------------

          Total interest expense                                                    44,213                      42,265
                                                                  -----------------------------------------------------

          Net interest income                                                       43,004                      42,493





Provision for loan losses                                                            2,930                       2,395
                                                                  -----------------------------------------------------

          Net interest income after
            provision for loan losses                                               40,074                      40,098

Net loss from securities transactions                                                  136                        (790)
Noninterest income                                                                   9,765                       8,135
Noninterest expense                                                                 22,828                      22,791
                                                                  -----------------------------------------------------

Income before income taxes                                                          27,147                      24,652
Income tax expense                                                                  10,103                       9,206
                                                                  -----------------------------------------------------

Net income                                                                         $17,044                      15,446
                                                                  =====================================================


Net income per share:
          - Basic                                                                    $0.73                        0.66
          - Diluted                                                                   0.70                        0.64

Avg equivalent shares outstanding, in thousands:
          - Basic                                                                   23,341                      23,459
          - Diluted                                                                 24,299                      24,108
                                                                  =====================================================




CONSOLIDATED AVERAGE BALANCE SHEETS                                                                                      Page 6
(in thousands)

                                                                              Three Months Ended
                                                        06/30/98                    03/31/98                    06/30/97

Total assets                                           $2,438,826                   2,378,660                   2,282,009
Shareholders' equity                                      175,602                     175,927                     162,838
Total loans                                             1,306,509                   1,301,320                   1,245,189
Interest earning assets                                 2,341,430                   2,280,370                   2,184,025
Interest-bearing liabilities                            2,078,532                   2,033,968                   1,966,357



                                                         Six Months Ended
                                                               06/30/98                    06/30/97

Total assets                                           $2,408,909                   2,271,591
Shareholders' equity                                      175,763                     162,492
Total loans                                             1,303,929                   1,243,002
Interest earning assets                                 2,311,069                   2,172,814
Interest-bearing liabilities                            2,056,373                   1,959,249
